As filed with the Securities and Exchange Commission on April 6, 1999
                             Registration No. 333-51283

                           SECURITIES AND EXCHANGE COMMISSION
                                     Washington, D.C. 20549

                                PRE EFFECTIVE AMENDMENT NO. 3 TO
                                            FORM SB-2

                                      REGISTRATION STATEMENT
                                  Under the Securities Act of 1933

                                              BOATRACS, INC.
             (Exact name of registrant as specified in its charter)

                                                California 5060 33-0644381
       (State of Incorporation) (Primary Standard Industrial    (I.R.S. Employer
                  Classification Code Number) Identification No.)
                            10675 Sorrento Valley Road, Suite 200
                                    San Diego, California 92121
                                           (619) 657-0100
     (Address and telephone number of registrant's principal executive offices)
                         Michael Silverman, Chairman of the Board
                                       BOATRACS, Inc.
                            10675 Sorrento Valley Road, Suite 200
                                  San Diego, California 92121
                                   (619) 657-0100

                    (Name, address and telephone number of agent for service)
                   It is requested that copies of communications be sent to:

                                       Norman L. Smith, Esq.
                                       Solomon Ward Seidenwurm & Smith
                                       401 B Street, Suite 1200
                                       San Diego, California 92101
                                      (619) 231-0303

APPROXIMATE  DATE  OF  COMMENCEMENT OF  PROPOSED  SALE  TO  THE PUBLIC:
From time to time after this Registration Statement becomes effective, which time is to be determined by the Selling Securityholders. All of the Securities offered hereby are offered for the account of the Selling Securityholders.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  /   /

                                         CALCULATION OF REGISTRATION FEE
                                                         Previously Submitted


                                                          PART I, Items 1-21
                                                         Previously Submitted


                                                            PART I, Item 22
                                                         Financial Statements

Financial Statements through the calendar year ended December 31, 1997 were previously submitted. The following Financial Statements are incorporated by reference to the Company's report on 10 KSB for the year ended December 31, 1998 filed with the Commission on March 30, 1999:

Independent Auditors' Report
Consolidated Balance Sheets as of December 31, 1998
Consolidated Statements of Operations for the years ended
December 31, 1998
Consolidated Statements of Cash Flows for the years ended December 31, 1998 Consolidated Statements of Stockholders' Equity for the
   years ended December 31, 1998
Notes to Consolidated Financial Statements


                                                                Item 23
                                                                 None



                                                                PART II

                                      INFORMATION NOT REQUIRED IN PROSPECTUS


                                                              Items 24-26
                                                         Previously Submitted


                                                                Item 27
                                                               Exhibits
                                                           See Exhibit Index


                                                                Item 28
                                                             Undertakings

         (1) The undersigned Registrant hereby undertakes:

                (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i)  to include any prospectus required by section
 10(a)(3) of the Securities Act of 1933
        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registratio statement; and

       (iii) to include any additional or changed material information on the plan of distribution.

       (b) that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (c) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

         (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Act) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                                              SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on the 5th day of April, 1999.
                                            BOATRACS, INC.


                                              By:  /S/ MICHAEL SILVERMAN
                                                   Michael Silverman, Chairman





   /s/ Michael Silverman     Chairman of the Board               April 5, 1999
   Michael Silverman         and Director, acting Chief
                             Financial Officer

   /s/ Jon S. Gilbert        President, Chief Executive Officer  April 5, 1999
   Jon S. Gilbert            and Director

   /s/Giles Bateman          Director                            April 5, 1999
   Giles Bateman

   /s/ Luis Maizel           Director                            April 5, 1999
   Luis Maizel

   /s/ Mitchell Lynn         Director                            April 5, 1999
   Mitchell Lynn

  /s/ Scott Boden            Director                             April 5, 1999
  Scott Boden





                                                            EXHIBIT INDEX

Exhibits              Description
2                     Plan of Reorganization by Merger (1)
3.1                   Amended and Restated Articles of Incorporation (1)
3.2                   Amended and Restated Bylaws (1)
3.3                   Amendment of the Bylaws, Article III, Section 2 (7)
4.1                   Form of the Company's Common Stock Certificate (2)
10.1*                 License and Distribution Agreement dated June 13, 1990,
                      by and between QUALCOMM and the Company, as amended (3)
10.2*                 License Agreement dated March 31, 1995, between the
                      Company and QUALCOMM (2)
10.3                  Employment Agreement Michael Silverman (2)
10.7                  Addendum to Stock Issuance/Employment Agreement between
                      the Company and Annette Friskopp dated July 1, 1995 (4)
10.8*                 Agreement entered into between BOATRACS, Inc. and
                      Oceantrac Systems Limited and Oceantrac
                      Incorporated, effective September 1996 (6)
10.9                  BOATRACS, Inc. Amended 1996 Stock Option Plan (8)
10.10                 Restricted Stock Purchase Agreement between Boatracs, Inc.
                      and Jon Gilbert dated October 15, 1997 (9)
10.11                 Pledge Agreement between Boatracs, Inc. and Jon Gilbert
                      dated October 15, 1997 (9)
10.12                 Promissory Note between Boatracs, Inc. and Jon Gilbert
                      dated October 15, 1997 (9)
10.13                 Employment Agreement between Boatracs, Inc. and Charles
                      Drobny, Jr. effective November 1, 1997. (10)
10.14                 Agreement and Plan of Reorganization dated July 7, 1998
                      by and between Boatracs, Inc., Enerdyne Technologies,
                      Inc.,  Boatracs Acquisition, Inc., Scott T. Boden and
                      Irene Shinsato. (11)
10.15                 Employment Agreement dated July 7, 1998 between Scott T.
                      Boden and Enerdyne Technologies, Inc. (11)
10.16                 Option Agreement dated July 7, 1998 between Scott T.
                      Boden and Boatracs, Inc. (13)
10.17                 Employment Agreement dated July 7, 1998 between Irene
                      Shinsato and Enerdyne Technologies, Inc. (11)
10.18                 Option Agreement dated July 7, 1998 between Irene Shinsato and Boatracs, Inc. (13)
10.19                 Financial Statements of Enerdyne Technologies, Inc. (12)
10.20                 First Amendment to Agreement and Plan of Reorganization
                      between Boatracs, Inc, Boatracs
                      Acquisition, Inc., Enerdyne Technologies, Inc., Scott T.
                      Boden, Irene Shinsato, Jon Gilbert and Michael
                      Silverman (13)
10.21                 Financial Statements of Med Associates, Inc. (14)
10.22                 Loan Agreement effective December 29, 1998 between
                      Boatracs, Inc. and Enerdyne (Borrower) and First
                      National Bank (Lender) (15)
10.23                 Promissory Note in the amount of  $4,250,000 dated
                      December 29, 1998, between Boatracs, Inc.: ET.
                      AL. (Borrower) and First National Bank (Lender) (15)
10.24                 Promissory Note in the amount of  $750,000 dated
                      December 29, 1998 between Boatracs, Inc.: ET. AL.
                      (Borrower) and First National Bank (Lender) (15)
10.25                 Commercial Pledge and Security Agreement between Boatracs,
                      Inc.:ET. AL. (Borrower), Boatracs, Inc.
                      (Grantor) and First National Bank (Lender) (15)
10.26                 Commercial Security Agreement between Boatracs, Inc.: ET.
                      AL. (Borrower), Enerdyne Technologies,
                      Inc. (Grantor) and First National Bank (Lender) (15)
10.27                 Commercial Security Agreement between Boatracs, Inc.:
                      ET.AL. (Borrower), Boatracs, Inc. (Grantor)
                      and First National Bank (Lender) (15)
10.28                 Commercial Security Agreement between Boatracs, Inc.:
                      ET. AL. (Borrower), Boatracs (Europe) B.V.
                      and Oceantracs Incorporated (Grantor) and First National
                      Bank (Lender) (15)
10.29                 Collateral Assignment, Patent Mortgage and Security
                      Agreement as of December 29, 1998 between
                      Enerdyne Technologies, Inc., a California corporation
                      (Grantor) and First National Bank, a national
                      banking association (Grantee) (15)
11                    Statement regarding computation of net loss per share
                      (filed herewith)
21                    Subsidiaries of the Registrant (filed herewith)
23.1                  Independent Auditors consent (filed herewith)
___________________________

(1) Incorporated by reference to the exhibit of the same number to the Company's Current Report on Form
                      8-K dated January 12, 1995.
(2) Incorporated by reference to the exhibit of the same number to the Company's Form S-1, SEC File No.
                      33-91284, filed with the SEC on May 4, 1995.
(3) Incorporated by reference to the exhibit of the same number to the Company's Amendment No. 3 to Form S-1, SEC File No. 33-91284, filed with the SEC on July 6, 1995.
(4) Incorporated by reference to the exhibit of the same number to the Company's Form S-1, SEC file No.
                      33-98810 filed with the SEC on October 31, 1995.
(5) Incorporated by reference to the exhibit of the same number to the Company's Form 10-K filed with the SEC March 1996.
(6) Incorporated by reference to the exhibit of the same number to the Company's Form 10-QSB filed with the SEC November 1996.
(7) Incorporated by reference to the Company's Form 10-QSB filed with the SEC in May, 1996.
(8) Incorporated by reference to the Company's Form S-8 filed with the SEC on June 20, 1997.
(9) Incorporate by reference to the company's Form 10-QSB filed with the SEC on 11/14/97.
(10) Incorporated by reference to the Company's Form 8-KA filed with the SEC on March 31, 1998.
(11) Incorporated by reference to the Company's Form 8-K filed with the SEC on July 21, 1998.
(12) Incorporated by reference to the Company's Form 8-K/A, Amendment No. 1, filed with the SEC on August 14, 1998.
(13) Incorporated by reference to the Company's Form 8-K/A, Amendment No. 2, filed with the SEC on November 18, 1998.
(14) Incorporated by reference to the Company's Form 8-K/1, Amendment No. 1, filed with the SEC on March
                      31, 1998.
(15)                  Filed herewith

*Confidential treatment requested